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                                                                    EXHIBIT 99.7

                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Class A common stock of Revlon, Inc. ("Revlon").

     This will instruct you whether to exercise or sell Rights to purchase shares of Revlon's Class A common stock distributed with respect to the shares of Revlon's Class A common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Revlon, Inc. Subscription Rights Certificates."

   Box 1. [ ] Please DO NOT EXERCISE RIGHTS for shares of Class A common stock.

   Box 2. [ ] Please SELL       RIGHTS and remit the net proceeds to the
              undersigned.

   Box 3. [ ] Please EXERCISE RIGHTS for shares of Class A common stock as set forth below.

     The undersigned may elect to sell a portion of their Rights and to exercise a portion of their Rights; however, the number of Rights for which the undersigned gives instructions for sale and for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise. If it does, the undersigned's instructions to sell Rights will be followed first (provided that an adequate trading market for the Rights is maintained).

                                          Number of           Subscription
                                           Shares                Price             Payment
                                  ------------------------   -------------   -------------------
Basic Subscription Privilege:                          x                =    $  (Line 1)
Over-Subscription Privilege:                           x                =    $  (Line 2)
                                  Total Payment Required                =    $  (Sum of Lines 1
                                                                             and 2; must
                                                                             equal total of
                                                                             amounts in
                                                                             Boxes 4 and 5.)

   Box 4. [ ] Payment in the following amount is enclosed $         .

   Box 5. [ ] Please deduct payment from the following account maintained by you as follows:


__________________________________     _________________________________________
Type of Account                                        Account No.

Amount to be deducted:                 $ ______________

                                       _________________________________________

                                       _________________________________________
                                                        Signature(s)

                                       Please type or print name(s) below:

                                       _________________________________________

                                       _________________________________________

Date:         , 2003